Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE REPORTS 2014 SECOND QUARTER RESULTS

OVERLAND PARK, Kan., July 31, 2014 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the second quarter of 2014.

Consolidated operating revenue for the second quarter of 2014 was $1.318 billion with consolidated operating income reported at $20.0 million, which included a $6.5 million gain on asset disposals. As a comparison, the company reported consolidated operating revenue of $1.243 billion for the second quarter of 2013 and consolidated operating income of $14.3 million, which included a $1.3 million loss on asset disposals.

The company reported, on a non-GAAP basis, adjusted EBITDA of $63.0 million for the second quarter of 2014, as compared to adjusted EBITDA of $74.1 million for the second quarter of 2013 (as detailed in the reconciliation below).

YRC Freight Second Quarter Results

“During the second quarter of 2014, YRC Freight experienced a 5.6% increase in operating revenue, despite a half workday less as compared to the second quarter of 2013,” said YRC Worldwide CEO James Welch. “The additional revenue is due to increased volumes as well as a slight gain in revenue per hundredweight. The growth in shipments and tonnage per day is a result of the overall economic improvement and renewed shipper confidence due to the successful completion of our refinancing and modified labor agreement in February 2014,” continued Welch. “However, profitability for the second quarter was negatively impacted by the network not being fully in cycle which resulted in a decrease in productivities, the re-handling of freight and less than optimal use of purchased transportation. The year-over-year decline in profitability can also be attributed to a $7.5 million increase in expense related to bodily injury claims as well as a $2.9 million increase in cargo claims expense when compared to the second quarter of 2013. The increase in our bodily injury claims expense was driven by an increase in outstanding claims and an increase in development of prior year claims that remain unsettled.

“In order to improve network performance during the quarter, we opened three terminals, increased the use of purchased transportation and increased the utilization of part-time dock employees,” stated Darren Hawkins, YRC Freight President. “Additionally, our plans to convert three current terminals to distribution centers in the third quarter remain on target which we anticipate will better balance our capacity and match it to increasing demand.

“Overall, the freight environment in which we are currently operating bodes well for YRC Freight. From a macro perspective, we are experiencing a robust pricing environment, and at YRC Freight specifically we are being disciplined in obtaining pricing increases on lower margin accounts,” continued Hawkins.

“As the second quarter progressed, we achieved significant contractual negotiated pricing increases and in July we continue to see these levels of increases. With continued improvement in the economy and our service levels, we expect our ability to increase pricing should remain strong,” said Hawkins.

“In the second quarter, we continued to follow through with our commitment to invest in technology by installing 13 of the 40 planned dimensioners in the YRC Freight network. These dimensioners allow us the ability to cost each shipment based on the actual cubic volume of the shipment,” said Hawkins. “Also, we implemented a new third-party customer relationship management (CRM) tool. This solution is designed to allow us to drive sales productivity, customer satisfaction and loyalty,” concluded Hawkins.

Regional Transportation Second Quarter Results

Even with 1.5 fewer workdays, operating revenue for the Regional segment grew by 6.9% during the second quarter of 2014 as compared to the same period in 2013. The increase is due to the growth in the overall economy and continued tightness of capacity in certain regions of the country. “I am satisfied with the execution of our Regional carriers as they continue to demonstrate strength in the marketplace by growing revenue and increasing yield and volume,” said Welch.

Profitability for the Regional segment was impacted by increased purchased local cartage and the increased use of short-term revenue equipment rentals to handle the increase in volume as well as an increase in revenue equipment expense related to new equipment leases. Additionally, profitability was negatively impacted by a $3.0 million increase in expense related to bodily injury and property damage claims and a $1.4 million increase in cargo claims expense. The increase in bodily injury and property damage claims expense was driven by an increase in outstanding claims and an increase in development of prior year claims that remain unsettled.

“During the second quarter, pricing increases for our Regional carriers continued and provided increased profitability. With the strong demand for our Regional carrier service, we anticipate that the pricing momentum will continue and will provide them the opportunity to produce favorable results in the second half of 2014,” said Welch.

Key Segment Information – second quarter 2014 compared to the second quarter of 2013

YRC Freight	2014	2013	Percent Change
Workdays	63.5	64.0
Operating revenues (in millions)	$842.1	$797.6	5.6%
Operating loss (in millions)	(0.3)	(8.5)	96.5%
Operating ratio	100.0	101.1	1.1pp
Total tonnage per day (in thousands)	28.29	26.71	5.9%
Total shipments per day (in thousands)	48.35	46.12	4.8%
Revenue per hundredweight	$23.36	$23.32	0.2%
Revenue per shipment	$273	$270	1.2%

Regional Transportation	2014	2013	Percent Change
Workdays	62.5	64.0
Operating revenues (in millions)	$475.5	$444.9	6.9%
Operating income (in millions)	23.2	25.2	(7.9)%
Operating ratio	95.1	94.3	(0.8)pp
Total tonnage per day (in thousands)	32.86	30.79	6.7%
Total shipments per day (in thousands)	44.91	42.35	6.0%
Revenue per hundredweight	$11.58	$11.30	2.5%
Revenue per shipment	$169	$164	3.2%

Liquidity

As of June 30, 2014, we had cash and cash equivalents and availability under our ABL Facility totaling $253.2 million, and cash and cash equivalents and amounts able to be drawn under our ABL Facility totaling $209.4 million. The amount which is actually able to be drawn is limited by certain financial covenants in the ABL Facility. For comparison, as of March 31, 2014, we had cash and cash equivalents and availability of $223.0 million, and cash and cash equivalents and amounts able to be drawn totaling $183.2 million. For the six months ended June 30, 2014, cash used in operating activities was $55.6 million as compared to cash used in operating activities of $18.2 million for the six months ended June 30, 2013.

Review of Financial Results

YRCW will host a conference call with the investment community today, Thursday, July 31, 2014, beginning at 4:30 p.m. EDT, 3:30 p.m. CDT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA, free cash flow and adjusted free cash flow have the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Stephanie Fisher 913-696-6108 investor@yrcw.com

Media Contact:	Suzanne Dawson LAK Public Relations, Inc. 212-329-1420 sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$173.9	$176.3
Restricted amounts held in escrow	128.3	90.1
Accounts receivable, net	556.6	460.9
Prepaid expenses and other	100.7	70.6

Total current assets	959.5	797.9

PROPERTY AND EQUIPMENT:
Cost	2,831.3	2,844.2
Less—accumulated depreciation	(1,800.2)	(1,754.4)

Net property and equipment	1,031.1	1,089.8

OTHER ASSETS:
Intangibles, net	70.5	79.8
Restricted amounts held in escrow	—	0.6
Deferred income taxes, net	18.4	18.3
Other assets	100.0	78.5

Total assets	$2,179.5	$2,064.9

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$206.2	$176.7
Wages, vacations, and employees’ benefits	224.0	191.2
Deferred income taxes, net	18.6	18.6
Other current and accrued liabilities	197.7	189.5
Current maturities of long-term debt	111.8	8.6

Total current liabilities	758.3	584.6

OTHER LIABILITIES:
Long-term debt, less current portion	1,083.4	1,354.8
Deferred income taxes, net	1.8	1.8
Pension and postretirement	359.9	384.8
Claims and other liabilities	338.5	336.3
Commitments and contingencies
SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.1
Capital surplus	2,287.9	1,964.4
Accumulated deficit	(2,247.4)	(2,154.2)
Accumulated other comprehensive loss	(310.5)	(315.0)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(362.4)	(597.4)

Total liabilities and shareholders’ deficit	$2,179.5	$2,064.9

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2014	2013	2014	2013
OPERATING REVENUE	$1,317.6	$1,242.5	$2,528.5	$2,405.0

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	740.7	717.5	1,466.4	1,398.5
Operating expenses and supplies	292.0	285.8	575.7	553.6
Purchased transportation	159.8	125.7	291.7	240.6
Depreciation and amortization	41.0	43.5	82.0	87.1
Other operating expenses	70.6	54.4	131.4	104.2
(Gains) losses on property disposals, net	(6.5)	1.3	(6.3)	(3.2)

Total operating expenses	1,297.6	1,228.2	2,540.9	2,380.8

OPERATING INCOME (LOSS)	20.0	14.3	(12.4)	24.2

NONOPERATING (INCOME) EXPENSES:
Interest expense	31.7	41.9	89.9	81.1
Gain on extinguishment of debt	—	—	(11.2)	—
Other, net	1.1	(2.5)	(4.0)	(2.8)

Nonoperating expenses, net	32.8	39.4	74.7	78.3

LOSS BEFORE INCOME TAXES	(12.8)	(25.1)	(87.1)	(54.1)
INCOME TAX BENEFIT	(7.9)	(10.0)	(12.0)	(14.5)

NET LOSS	(4.9)	(15.1)	(75.1)	(39.6)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	(18.1)	—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4.9)	$(15.1)	$(93.2)	$(39.6)

NET LOSS	$(4.9)	$(15.1)	$(75.1)	$(39.6)
OTHER COMPREHENSIVE INCOME, NET OF TAX	3.6	2.1	4.5	5.2

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(1.3)	$(13.0)	$(70.6)	$(34.4)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	30,612	8,784	26,501	8,583
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	30,612	8,784	26,501	8,583
NET LOSS PER SHARE—BASIC	$(0.16)	$(1.72)	$(3.52)	$(4.62)
NET LOSS PER SHARE—DILUTED	$(0.16)	$(1.72)	$(3.52)	$(4.62)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(unaudited)

	2014	2013
OPERATING ACTIVITIES:
Net loss	$(75.1)	$(39.6)
Noncash items included in net loss:
Depreciation and amortization	82.0	87.1
Gain on extinguishment of debt	(11.2)	—
Paid-in-kind interest on Series A Notes and Series B Notes	12.7	16.1
Amortization of deferred debt costs	4.9	3.3
Amortization of premiums and discounts on debt	20.1	4.2
Equity based compensation expense	9.1	4.0
Deferred income tax benefit, net	(1.1)	(0.8)
Gains on property disposals, net	(6.3)	(3.2)
Other noncash items, net	(3.7)	(1.1)
Changes in assets and liabilities, net:
Accounts receivable	(95.5)	(65.5)
Accounts payable	22.3	5.5
Other operating assets	(15.8)	0.4
Other operating liabilities	2.0	(28.6)

Net cash used in operating activities	(55.6)	(18.2)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(24.7)	(39.1)
Proceeds from disposal of property and equipment	7.3	4.2
Restricted escrow receipts (deposits), net	(37.5)	12.8
Other	5.3	1.8

Net cash used in investing activities	(49.6)	(20.3)

FINANCING ACTIVITIES:
Issuance of long-term debt	693.0	0.3
Repayment of long-term debt	(795.7)	(4.6)
Debt issuance costs	(27.4)	—
Equity issuance costs	(17.1)	—
Equity issuance proceeds	250.0	—

Net cash provided by (used in) financing activities	102.8	(4.3)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2.4)	(42.8)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	176.3	208.7

CASH AND CASH EQUIVALENTS, END OF PERIOD	$173.9	$165.9

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(67.7)	$(57.2)
Income tax refund, net	9.9	11.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2014	2013	%	2014	2013	%
Operating revenue:
YRC Freight	$842.1	$797.6	5.6	$1,598.9	$1,551.4	3.1
Regional Transportation	475.5	444.9	6.9	929.6	853.6	8.9
Other, net of eliminations	—	—		—	—

Consolidated	1,317.6	1,242.5	6.0	2,528.5	2,405.0	5.1
Operating income (loss):
YRC Freight	(0.3)	(8.5)		(32.8)	(6.1)
Regional Transportation	23.2	25.2		31.1	37.2
Corporate and other	(2.9)	(2.4)		(10.7)	(6.9)

Consolidated	$20.0	$14.3		$(12.4)	$24.2
Operating ratio:
YRC Freight	100.0%	101.1%		102.1%	100.4%
Regional Transportation	95.1%	94.3%		96.7%	95.6%
Consolidated	98.5%	98.8%		100.5%	99.0%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of June 30, 2014	Par Value	Discount	Book Value
New term loan	$696.5	$(6.5)	$690.0
ABL facility—(capacity $450M; borrowing base $446.8M; availability $79.3M; amount able to be drawn $35.5M)	—	—	—
Series A Notes	88.8	(5.4)	83.4
Series B Notes	16.9	(1.8)	15.1
Secured Second A&R CDA	47.8	—	47.8
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	285.5	—	285.5
Other	0.2	—	0.2

Total debt	$1,208.9	$(13.7)	$1,195.2

		Premium/	Book
As of December 31, 2013	Par Value	(Discount)	Value
Restructured term loan	$298.1	$37.7	$335.8
ABL facility – Term A—(capacity $175M; borrowing base $156.5M; availability $51.5M)	105.0	(2.1)	102.9
ABL facility – Term B—(capacity $219.9M; borrowing base $219.9M; availability $0)	219.9	(3.9)	216.0
Series A Notes	177.8	(17.8)	160.0
Series B Notes	69.2	(10.5)	58.7
6% convertible senior notes	69.4	(1.1)	68.3
Pension contribution deferral obligations	124.2	(0.2)	124.0
Lease financing obligations	297.5	—	297.5
Other	0.2	—	0.2

Total debt	$1,361.3	$2.1	$1,363.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2014	2013	2014	2013
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$20.0	$14.3	$(12.4)	$24.2
Depreciation and amortization	41.0	43.5	82.0	87.1
(Gains) losses on property disposals, net	(6.5)	1.3	(6.3)	(3.2)
Letter of credit expense	2.1	8.9	7.3	17.8
Restructuring professional fees	—	1.5	1.1	2.8
Permitted dispositions and other	—	(0.2)	0.1	(0.1)
Equity based compensation expense	2.5	3.0	9.1	4.0
Amortization of ratification bonus	5.2	—	5.2	—
Other nonoperating, net (a)	(1.3)	1.8	(0.3)	1.7

Adjusted EBITDA	$63.0	$74.1	$85.8	$134.3

(a)	Other nonoperating, net excludes the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

	Three Months		Six Months
Adjusted EBITDA by segment:	2014	2013	2014	2013
YRC Freight	$21.5	$30.0	$17.8	$63.6
Regional Transportation	42.1	42.5	68.0	71.5
Corporate and other	(0.6)	1.6	0.0	(0.8)

Adjusted EBITDA	$63.0	$74.1	$85.8	$134.3

	Three Months		Six Months
	2014	2013	2014	2013
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$63.0	$74.1	$85.8	$134.3
Total restructuring professional fees	—	(1.5)	(1.1)	(2.8)
Cash paid for interest	(28.3)	(28.7)	(67.7)	(57.2)
Cash paid for letter of credit fees	(0.1)	(9.0)	(4.1)	(15.0)
Working capital cash flows excluding income tax, net	(30.3)	(36.4)	(78.4)	(89.3)

Net cash provided by (used) in operating activities before income taxes	4.3	(1.5)	(65.5)	(30.0)
Cash (paid for) received from income taxes, net	(3.7)	(2.8)	9.9	11.8

Net cash provided by (used in) operating activities	0.6	(4.3)	(55.6)	(18.2)
Acquisition of property and equipment	(13.0)	(21.9)	(24.7)	(39.1)
Total restructuring professional fees	—	1.5	1.1	2.8

Adjusted free cash flow (deficit)	$(12.4)	$(24.7)	$(79.2)	$(54.5)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2014	2013	2014	2013
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(0.3)	$(8.5)	$(32.8)	$(6.1)
Depreciation and amortization	24.9	27.9	49.6	55.9
(Gains) losses on property disposals, net	(6.7)	1.0	(6.9)	(3.5)
Letter of credit expense	1.4	7.2	5.0	14.6
Amortization of ratification bonus	3.3	—	3.3	—
Other nonoperating, net (a)	(1.1)	2.4	(0.4)	2.7

Adjusted EBITDA	$21.5	$30.0	$17.8	$63.6

(a)	Other nonoperating, net excludes the impact of non-cash foreign currency gains or losses.

	Three Months		Six Months
Regional Transportation segment	2014	2013	2014	2013
Reconciliation of operating income to adjusted EBITDA:
Operating income	$23.2	$25.2	$31.1	$37.2
Depreciation and amortization	16.2	15.6	32.6	31.1
Losses on property disposals, net	0.2	0.1	0.6	0.1
Letter of credit expense	0.6	1.6	1.8	3.0
Amortization of ratification bonus	1.9	—	1.9
Other nonoperating, net	—	—	—	0.1

Adjusted EBITDA	$42.1	$42.5	$68.0	$71.5

	Three Months		Six Months
Corporate and other segment	2014	2013	2014	2013
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(2.9)	$(2.4)	$(10.7)	$(6.9)
Depreciation and amortization	(0.1)	—	(0.2)	0.1
Losses on property disposals, net	—	0.2	—	0.2
Letter of credit expense	0.1	0.1	0.5	0.2
Restructuring professional fees	—	1.5	1.1	2.8
Permitted dispositions and other	—	(0.2)	0.1	(0.1)
Equity based compensation expense	2.5	3.0	9.1	4.0
Other nonoperating, net (a)	(0.2)	(0.6)	0.1	(1.1)

Adjusted EBITDA	$(0.6)	$1.6	$0.0	$(0.8)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended June 30, 2014

(Amounts in millions)

(Unaudited)

2014
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating loss	$(8.2)
Depreciation and amortization	167.2
Gains on property disposals, net	(5.3)
Letter of credit expense	23.4
Restructuring professional fees	10.3
Permitted dispositions and other	1.8
Equity based compensation expense	10.9
Amortization of ratification bonus	5.2
Other nonoperating, net (a)	1.2

Adjusted EBITDA	$206.5

(a)	Other nonoperating, net excludes the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	2Q14	2Q13	1Q14	% (b)	% (b)
Workdays	63.5	64.0	63.0
Total picked up revenue (in millions) (a)	$839.2	$797.5	$755.9	5.2	11.0
Total tonnage (in thousands)	1,796	1,710	1,646	5.1	9.1
Total tonnage per day (in thousands)	28.29	26.71	26.13	5.9	8.2
Total shipments (in thousands)	3,070	2,952	2,772	4.0	10.8
Total shipments per day (in thousands)	48.35	46.12	44.00	4.8	9.9
Total picked up revenue/cwt.	$23.36	$23.32	$22.96	0.2	1.8
Total picked up revenue/shipment	$273	$270	$273	1.2	0.2
Total weight/shipment (in pounds)	1,170	1,159	1,188	1.0	(1.5)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$842.1	$797.6	$756.8
Change in revenue deferral and other	(2.9)	(0.1)	(0.9)

Total picked up revenue	$839.2	$797.5	$755.9

	Regional Transportation
				Y/Y	Sequential
	2Q14	2Q13	1Q14	% (b)	% (b)
Workdays	62.5	64.0	67.0
Total picked up revenue (in millions) (a)	$475.6	$445.1	$454.4	6.9	4.7
Total tonnage (in thousands)	2,054	1,970	2,015	4.2	1.9
Total tonnage per day (in thousands)	32.86	30.79	30.08	6.7	9.2
Total shipments (in thousands)	2,807	2,710	2,706	3.6	3.7
Total shipments per day (in thousands)	44.91	42.35	40.38	6.0	11.2
Total picked up revenue/cwt.	$11.58	$11.30	$11.28	2.5	2.7
Total picked up revenue/shipment	$169	$164	$168	3.2	0.9
Total weight/shipment (in pounds)	1,463	1,454	1,490	0.6	(1.8)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$475.5	$444.9	$454.1
Change in revenue deferral and other	0.1	0.2	0.3

Total picked up revenue	$475.6	$445.1	$454.4

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

Annual Comparison

	YRC Freight
	YTD	YTD	Y/Y
	2Q14	2Q13	% (b)
Workdays	126.5	126.5
Total picked up revenue (in millions) (a)	$1,595.2	$1,554.4	2.6
Total tonnage (in thousands)	3,443	3,315	3.8
Total tonnage per day (in thousands)	27.21	26.21	3.8
Total shipments (in thousands)	5,842	5,716	2.2
Total shipments per day (in thousands)	46.18	45.18	2.2
Total picked up revenue/cwt.	$23.17	$23.44	(1.2)
Total picked up revenue/shipment	$273	$272	0.4
Total weight/shipment (in pounds)	1,179	1,160	1.6

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,598.9	$1,551.4
Change in revenue deferral and other	(3.7)	3.0

Total picked up revenue	$1,595.2	$1,554.4

	Regional Transportation
	YTD	YTD	Y/Y
	2Q14	2Q13	% (b)
Workdays	129.5	126.5
Total picked up revenue (in millions) (a)	$930.0	$854.1	8.9
Total tonnage (in thousands)	4,069	3,802	7.0
Total tonnage per day (in thousands)	31.42	30.05	4.5
Total shipments (in thousands)	5,512	5,190	6.2
Total shipments per day (in thousands)	42.57	41.03	3.7
Total picked up revenue/cwt.	$11.43	$11.23	1.7
Total picked up revenue/shipment	$169	$165	2.5
Total weight/shipment (in pounds)	1,476	1,465	0.8

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$929.6	$853.6
Change in revenue deferral and other	0.4	0.5

Total picked up revenue	$930.0	$854.1

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.